Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

SigmaTron International, Inc.

Elk Grove Village, Illinois

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 23, 2021, relating to the consolidated financial statements of SigmaTron International, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended April 30, 2021.

/s/ BDO USA, LLP

BDO USA, LLP

Chicago, Illinois
October 29, 2021